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                                                                     EXHIBIT 5.1
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                               October 15, 1997




Ansan Pharmaceuticals, Inc.
Suite 435, 400 Oyster Point Boulevard
South San Francisco, CA  94080

                       Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to Ansan Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Corporation proposes to file with the Securities and Exchange Commission on October 15, 1997 for the purposes of registering under the Securities Exchange Act of 1933, as amended, 397,085 shares of its Common Stock, $.001 par value (the "Stock"). The Stock is issuable under the Corporation's 1993 and 1995 Stock Option Plans (the "Plans").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Restated Certificate of Incorporation of the Corporation, certified by the Delaware Secretary of State as of October 14, 1997, and certified to us by an officer of the Corporation as being complete and in full force as of the date of this opinion;
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     (b)  The Bylaws of the Corporation certified to us by an officer of the
          Corporation as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Corporation (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Corporation relating to the Plans, and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d)  The Registration Statement;

     (e)  The Plans; and

     (f) A letter from Continental Stock Trust & Transfer Company, the Corporation's transfer agent, dated October 1, 1997, as to the number of Stock of the Corporation's Common Stock that were outstanding on October 1, 1997.

     This opinion is limited to the federal law of the United States of America, the law of the State of California, and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Stock is offered and issued, (ii) the full consideration stated in the Plans is paid for each share of Stock and that such consideration in respect of each share of Stock includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Stock are executed and delivered by the Corporation, and (iv) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Corporation, after payment therefore in the manner provided in the Plans and Registration Statement, the Stock will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                    Very truly yours,

                                    /s/ Heller Ehrman White & McAuliffe